                                                                     EXHIBIT (J)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1996-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBA6
                      Class B Certificate CUSIP #25466KBB4

Distribution Date: February 15, 2000           Month Ending:  January 31, 2000

Pursuant to the Series Supplement dated as of April 30, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1996-4 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1996-4                                     Total            Interest           Principal
         Class A      28 days at 6.156250000%        $4.788194444      $4.788194444        $0.000000000

         Class B      28 days at 6.331250000%        $4.924305556      $4.924305556        $0.000000000

2.   Principal Receivables at the end of January, 2000
     -------------------------------------------------

 (a) Aggregate Investor Interest                        $20,781,743,000.00

     Seller Interest                                     $7,582,132,363.57

     Total Master Trust                                 $28,363,875,363.57

 (b) Group One Investor Interest                        $18,231,743,000.00

 (c) Group Two Investor Interest                         $2,550,000,000.00

 (d) Series 1996-4 Investor Interest                     $1,052,632,000.00

 (e) Class A Investor Interest                           $1,000,000,000.00

     Class B Investor Interest                              $52,632,000.00

3.   Allocation of Receivables Collected During January, 2000
     --------------------------------------------------------

                                                     Finance Charge           Principal         Yield Collections /
                                                      Collections             Collections        Additional Funds

 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation                    $307,233,710.10      $3,341,823,794.64            $0.00

     Seller Allocation                                $122,857,786.27      $1,336,341,230.13            $0.00

 (b) Group One Allocation                             $269,534,900.16      $2,931,768,595.74            $0.00

 (c) Group Two Allocation                              $37,698,809.94        $410,055,198.90            $0.00

 (d) Series 1996-4 Allocations                         $15,561,570.53        $169,265,366.93            $0.00

 (e) Class A Allocations                               $14,783,535.01        $160,802,566.40            $0.00

     Class B Allocations                                  $778,035.52          $8,462,800.53            $0.00

 (f) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of January, 2000                                               15.85%

 (g) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of January, 2000                                                1.46%

 (h) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of January, 2000                                               17.31%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the         Deficit Amount
                        SPFAs on this                on this            SPFA          Investment
                        Distribution Date        Distribution Date     Balance        Income

     Series 1996-4           $0.00                     0.00             $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                           Total Payments
                         Amount Paid on this      Deficit Amount             through this
                          Distribution Date    on this Distribution Date   Distribution Date

     Series 1996-4                 $0.00            $0.00                       $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date    SIFA Balance

     Series 1996-4                         $5,047,370.49                  $0.00

7.   Pool Factors for January, 2000
     ------------------------------

     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                   Cumulative Investor
                                       This Distribution Date       Charged-Off Amount

 (a) Group One                            $97,371,204.67                   $0.00

 (b) Group Two                            $13,618,935.94                   $0.00

 (c) Series 1996-4                         $5,621,716.77                   $0.00

 (d) Class A                               $5,340,646.47                   $0.00

     Class B                                 $281,070.30                   $0.00

 (e) As an annualized percentage of
     Principal Receivables at the
     beginning of January, 2000                     6.41%                    N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1996-4                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses on this Distribution Date
     ----------------------------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1996-4                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                             Per $1,000 of original
                                                 Total         invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1996-4                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a) Group One                                            $30,386,238.31

 (b) Group Two                                             $4,250,000.00

 (c) Series 1996-4                                         $1,754,386.67

 (d) Class A                                               $1,666,666.67

     Class B                                                  $87,720.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                              Total      Class A Invested Amount

     Series 1996-4 Class B               $115,789,520.00      11.5790%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount        Class B Amount

 (a) Maximum Amount                                $0.00         $63,157,920.00

 (b) Available Amount                              $0.00         $63,157,920.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00                  $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                             $50,402.19

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of January, 2000      $28,798,141,352.66

                         Delinquent Amount    Percentage of Ending
     Payment Status      Ending Balance       Receivables Outstanding

     30-59 days            $756,874,204.13          2.63%

     60-179 days         $1,296,080,747.19          4.50%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               3.60%

 (b) Group Two (2)                               2.83%

 (c) Series 1996-4 (3)                           3.52%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of January, 2000               5.74%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President


--------------------------------------------------

 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1996-4 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 30, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-4 Master Trust Certificates for the Distribution Date occurring on February 15, 2000:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during January, 2000
     is equal to                                                                                               $5,108,256,521.14

 4.  The aggregate amount of Class A Principal Collections processed during
     January, 2000 is equal to                                                                                   $160,802,566.40

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during January, 2000 is equal to                                                                             $14,783,535.01

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during January, 2000 is equal to                                                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                  $4,788,194.44

 9.  The aggregate amount of Class B Principal Collections processed during
     January, 2000 is equal to                                                                                     $8,462,800.53

10.  The aggregate amount of Class B Finance Charge Collections processed
     during January, 2000 is equal to                                                                                $778,035.52

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during January, 2000 is equal to                                                             $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                                        $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                    $259,176.05

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of February, 2000.

                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer